Agreement No.: PS23-089 1 Certain identified information marked with “[***]” has been omitted from this document  because it is both (i) not material and (ii) the type that the registrant treats as private or  confidential.  SEMI-CONDUCTOR COST SHARING AGREEMENT This agreement to govern the extraordinary activities and extra cost to acquire semi-conductors for common components (the “Agreement”) is between Volvo Car Corporation, Reg. No. 556074-3089, a corporation organized and existing under the laws of Sweden (“Volvo Cars”), and Polestar Performance AB, Reg. No. 556653-3096, a corporation organized and existing under the laws of Sweden (“Polestar”). BACKGROUND A. Volvo Cars’ Affiliates are currently manufacturing for Polestar the Polestar 2 vehicle and intend in the future to manufacture the Polestar 3 vehicle. B. Semi-conductors are the basis for many electronic devices used in cars and are therefore highly required for production of the Parties’ vehicles (the “Semi-conductors”). C. Due to the global shortage of semi-conductors since 2021, extraordinary activities have been initiated by Volvo Cars procurement department to support component suppliers with semi-conductors to be used in both Parties’ vehicles to ensure continuous vehicle production. The Parties recognize that: I. In [***] a task force has been established within Volvo Car’s procurement department to acquire semi-conductors outside the normal procurement process for Volvo and Polestar branded vehicles. II. The extraordinary activities include [***] (the “Extraordinary Activities”). III. The Parties acknowledge that the Extraordinary Activities have since [***] and will going forward from time-to-time, resulted in extra costs (the “Extra Costs”) for which each Party shall pay its share based on ‘fair share’ principle (the “Fair Share”). IV. The Parties expect the global shortage of Semi-conductors to continue throughout [***]. D. Under normal circumstances the price for Semi-conductors is included in the piece price of the Common Component and as such included in the transfer price of the Polestar vehicles that Volvo Cars manufactures for Polestar. However, due to the shortage, the Extra Cost for the Extraordinary Activities has not be included in the piece price but shall instead paid as lump by Polestar to Volvo Cars under the terms of this Agreement. Agreement No.: PS23-089 2 E. This Agreement sets out the terms and conditions for how Extra Cost shall be shared as a result of the Extraordinary Activities to acquire Semi-conductors for Common Components used in the Parties’ vehicles, including payment terms and the governance related hereto. AGREEMENT 1. DEFINITIONS 1.1 The following terms shall have the meanings assigned to them below. All capitalized terms in singular in the list of definitions shall have the same meaning in plural and vice versa. Any capitalized terms used, but not specifically defined below in this Section 1, shall have the meaning ascribed to them in this Document. 1.2 Front page definitions. The terms Agreement, Volvo Cars, Polestar, Semi-conductor, Extraordinary Activities and Extra Cost shall have the meaning shall have the meaning as set out in Background of this Agreement. 1.3 “Affiliate” means any other legal entity that, directly or indirectly, is controlled by Volvo Car Corporation or Polestar Automotive Holding UK PLC; and control means the possession, directly or indirectly, by agreement or otherwise, of (i) at least 50% of the voting stock, partnership interest or other ownership interest, or (ii) the power (a) to appoint or remove a majority of the board of directors or other governing body of an entity, or (b) to cause the direction of the management of an entity. 1.4 “Common Component” mean same component used in Polestar’s and Volvo Cars’ vehicles containing one or more Semi-conductors for which Extraordinary Activities can be initiated. 1.5 “Confidential Information” means any and all non-public information regarding the Parties and their respective businesses, whether commercial or technical, in whatever form or media, including but not limited to the existence, content and subject matter of this Agreement and the substance of all negotiations in connection with it that a Party learns from or about the other Party prior to or after the execution of this Agreement. 1.6 “Disclosing Party” means the Party disclosing Confidential Information to the Receiving Party. 1.7 “Fair Share” means the principle that each Party shall pay for its share of the Extra Cost for Semi-conductor(s) acquired through Extraordinary Activities according to what is further outlined in Appendix 1. 1.8 “Parties” means Volvo Cars and Polestar and Party means either Volvo Cars or Polestar. 1.9 “Receiving Party” means the Party receiving Confidential Information from the Disclosing Party. 1.10 “Steering Committee” means the first level of governance established by the Parties for handling the cooperation between them in respect of various matters. Agreement No.: PS23-089 3 1.11 “Strategic Board” means the so-called Volvo Polestar Executive Meeting. The Strategic Board shall be the highest level of governance forum established by the Parties for handling the cooperation between them in respect of various matters. 1.12 “Third Party” means a party other than any of the Parties and/or an Affiliate of one of the Parties to this Agreement. 2. SCOPE 2.1 For the avoidance of doubt the ordinary procurement activities related to component purchase in connection with manufacturing of Polestar’s vehicles continue as agreed between the Parties in separate agreements. Thus, the cost for Common Components containing Semi-conductors procured under the ordinary procurement process will still be included in the piece price and is excluded from the scope of this Agreement. 2.2 This Agreement only governs the situations where Extraordinary Activities have been performed and as a result Extra Cost is added on top of the piece price which shall be handled as separate payments between the Parties as the Extra Cost has been paid by Volvo Cars as lump sums, either to brokers or to the component suppliers. 2.3 In the event Extraordinary Activities are applied for additional Common Components other than Semi-conductors, the Parties agree that the same terms and conditions shall apply as set out in this Agreement. 3. EXTRAORDINARY ACTIVITIES DURING [***] 3.1 The Parties agree that during [***] Extraordinary Activities have been carried by Volvo Cars’ procurement team to acquire Semi-conductors for Common Parts. As the Extra Cost for these Extraordinary Activities have been paid by Volvo Cars [***], Polestar shall pay to Volvo Cars Polestar’s Fair Share of the Extra Cost which amount to [***] as further set forth in Appendix 1 of this Agreement, which shall constitute the sole and only Extra Cost (including any and all rights, claims and compensations, accrued or contingent, actual or potential in connection therewith) payable by Polestar to Volvo Cars for the period of [***] under this Agreement. Any additional Extra Cost for periods in addition to the [***] shall be handled by separately. 3.2 Volvo Cars shall, upon signing by both Parties of this Agreement, issue an invoice to Polestar in the amount set forth in Section 3.1 above. 4. PAYMENT 4.1 The invoice and payment shall be made in the currency: SEK. 4.2 Volvo Cars is responsible for charging and declaring sales tax/VAT or other taxes as follow from applicable law. Any applicable sales tax/VAT on the agreed price will be included in the invoices and paid by Polestar. All amounts referred to in this Agreement are exclusive of VAT. 4.3 Polestar shall pay the invoiced to Volvo Cars amount no later than 31 December 2023. 4.4 Payment made later than the due date will automatically be subject to interest for late payments for each day it is not paid, and the interest shall be based on [***]. Agreement No.: PS23-089 4 5. GOVERNANCE 5.1 The governance and co-operation between the Parties in respect of this Agreement shall primarily be administered on an operational level. The specific details for the operational governance related to the financial review of the Extra Cost is set out in Appendix 1. In the event the Parties on an operational level cannot agree upon aspects relating to the co- operation between the Parties, each Party shall be entitled to escalate such issue to the Steering Committee. 5.2 The first level of governance forum for handling the co-operation between the Parties in various matters, handling management, prioritisation of development activities etc. under the Agreement shall be the “Steering Committee”, which regarding cooperation between Volvo Cars and Polestar is the so-called Engineering & Operations Steering Committee. The Steering Committee shall be the first level of governance forum established by the Parties for handling the cooperation between them in respect of various matters. 5.3 The higher level of governance forum, to which an issue shall be escalated if the Steering Committee fails to agree upon a solution shall be the “Strategic Board”, which regarding cooperation between Volvo Cars and Polestar is the so-called Volvo Polestar Executive Meeting. The Strategic Board shall be the highest level of governance forum established by the Parties for handling the cooperation between them in respect of various matters. 5.4 If the Steering Committee fails to agree upon a solution of the disagreement the relevant issue should be escalated to the Strategic Board for decision. 6. CONFIDENTIAL INFORMATION 6.1 The Parties shall take any and all necessary measures to comply with the security and confidentiality procedures of the other Party. 6.2 All Confidential Information shall only be used for the purposes comprised by the fulfilment of this Agreement. Each Party will keep in confidence any Confidential Information obtained in relation to this Agreement and will not divulge the same to any Third Party, unless the exceptions specifically set forth below in this Section 7.2 below apply or when approved by the other Party in writing, and with the exception of their own officers, employees, consultants or sub-contractors with a need to know as to enable such personnel to perform their duties hereunder. This provision will not apply to Confidential Information which the Receiving Party can demonstrate: (a) was in the public domain other than by breach of this undertaking, or by another confidentiality undertaking; (b) was already in the possession of the Receiving Party before its receipt from the Disclosing Party; (c) is obtained from a Third Party who is free to divulge the same; or (d) is required to be disclosed by mandatory law, court order, lawful government action or applicable stock exchange regulations. 6.3 The Receiving Party shall protect the disclosed Confidential Information by using the same degree of care, but no less than a reasonable degree of care, as the Receiving Parts uses to protect its own Confidential Information of similar nature, to prevent the dissemination to Third Parties or publication of the Confidential Information. Further, each Party shall

Agreement No.: PS23-089 5 ensure that its employees and consultants are bound by a similar duty of confidentiality and that any subcontractors taking part in the fulfilment of that Party’s obligations hereunder, enters into a confidentiality undertaking containing in essence similar provisions as those set forth in this Section 6. 6.4 Any tangible materials that disclose or embody Confidential Information should be marked by the Disclosing Party as “Confidential,” “Proprietary” or the substantial equivalent thereof. Confidential Information that is disclosed orally or visually shall be identified by the Disclosing Party as confidential at the time of disclosure, with subsequent confirmation in writing within 30 days after disclosure. However, the lack of marking or subsequent confirmation that the disclosed information shall be regarded as “Confidential”, “Proprietary” or the substantial equivalent thereof does not disqualify the disclosed information from being classified as Confidential Information. 6.5 If any Party violates any of its obligations described in this Section 6, the violating Party shall, upon notification from the other Party, (i) immediately cease to proceed such harmful violation and take all actions needed to rectify said behavior and (ii) financially compensate for the harm suffered as determined by an arbitral tribunal pursuant to Section 9.2 below. All legal remedies (compensatory but not punitive in nature) according to law shall apply. 6.6 This confidentiality provision shall survive the expiration or termination of this Agreement without limitation in time. 7. TERM AND TERMINATION 7.1 This Agreement shall become effective on 1 January 2022 and shall remain in force until 31. December 2023. 8. GOVERNING LAW 8.1 This Agreement and all non-contractual obligations in connection with this Agreement shall be governed by the substantive laws of Sweden without giving regard to its conflict of laws principles. 9. DISPUTE RESOLUTION 9.1 Escalation principles. In case the Parties cannot agree on a joint solution for handling disagreements or disputes, a deadlock situation shall be deemed to have occurred and each Party shall notify the other Party hereof by the means of a deadlock notice and simultaneously send a copy of the notice to the Steering Committee. Upon the receipt of such a deadlock notice, the receiving Party shall within ten days of receipt, prepare and circulate to the other Party a statement setting out its position on the matter in dispute and reasons for adopting such position, and simultaneously send a copy of its statement to the Steering Committee. Each such statement shall be considered by the next regular meeting held by the Steering Committee or in a forum meeting specifically called upon by either Party for the settlement of the issue. The members of the Steering Committee shall use reasonable endeavours to resolve a deadlock situation in good faith. As part thereof, the Steering Committee may request the Agreement No.: PS23-089 6 Parties to in good faith develop and agree on a plan to resolve or address the breach, to be presented for the Steering Committee without undue delay. If the Steering Committee agrees upon a resolution or disposition of the matter, the Parties shall agree in writing on terms of such resolution or disposition and the Parties shall procure that such resolution or disposition is fully and promptly carried into effect. If the Steering Committee cannot settle the deadlock within 30 days from the deadlock notice pursuant to the section above, despite using reasonable endeavours to do so, such deadlock will be referred to the Strategic Board for decision. If no Steering Committee has been established between the Parties, the relevant issue shall be referred to the Strategic Board. Should the matter not have been resolved by the Strategic Board within 30 days counting from when the matter was referred to them, despite using reasonable endeavours to do so, the matter shall be resolved in accordance with Section 9.2 below. All notices and communications exchanged in the course of a deadlock resolution proceeding shall be considered Confidential Information of each Party and be subject to the confidentiality undertaking in Section 6 above. Notwithstanding the above, the Parties agree that either Party may disregard the time frames set forth in this Section 9.1 and apply shorter time frames and/or escalate an issue directly to the Strategic Board in the event the escalated issue is of an urgent character and where the applicable time frames set out above are not appropriate. 9.2 Arbitration. Any dispute, controversy or claim arising out of or in connection with this Agreement, or the breach, termination or invalidity thereof, shall be finally settled by arbitration in accordance with the Arbitration Rules of the Arbitration Institute of the Stockholm Chamber of Commerce, whereas the seat of arbitration shall be Gothenburg, Sweden, the language to be used in the arbitral proceedings shall be English, and the arbitral tribunal shall be composed of three arbitrators. Irrespective of any discussions or disputes between the Parties, each Party shall always continue to fulfil its undertakings under this Agreement unless an arbitral tribunal or court (as the case may be) decides otherwise. In any arbitration proceeding, any legal proceeding to enforce any arbitration award, or any other legal proceedings between the Parties relating to this Agreement, each Party expressly waives the defence of sovereign immunity and any other defence based on the fact or allegation that it is an agency or instrumentality of a sovereign state. Such waiver includes a waiver of any defence of sovereign immunity in respect of enforcement of arbitral awards and/or sovereign immunity from execution over any of its assets. All arbitral proceedings as well as any and all information, documentation and materials in any form disclosed in the proceedings shall be strictly confidential. 10. GENERAL PROVISIONS 10.1 Notices. All notices and other communications under this Agreement will be in writing and in English and must be delivered by personal delivery, email transmission or prepaid overnight courier using an internationally recognized courier service at the following Agreement No.: PS23-089 7 addresses (or at such other address as any Party may provide by notice in accordance with this Section 10.1): a. To Volvo Cars: Volvo Car Corporation Attention: [***] 50419 Related Party VAK HC2N SE-405 31 Göteborg, Sweden Email: [***] With a copy not constituting notice to: Volvo Car Corporation Attention: General Counsel 50090 Group Legal and Corporate Governance VAK HB3S 405 31 Gothenburg, Sweden Email: [***] b. To Polestar: Polestar Performance AB Attention: [***] Assar Gabrielssons Väg 9 SE-405 31 Gothenburg, SWEDEN Email: [***] With a copy not constituting notice to: Polestar Performance AB Legal Department Assar Gabrielssons Väg 9 SE-405 31 Gothenburg, SWEDEN Email: [***] All notices and shall be effective upon receipt, which shall be deemed to have occurred: (a) at the time and on the date of personal delivery; (b) if sent by e-mail, at the time and on the date indicated on a confirmation of receipt relating to such e-mail; (c) at the time and on the date of delivery if delivered by courier as confirmed in the records of such courier service; or (d) at such time and date as delivery by personal delivery or courier is refused by the addressee upon presentation, Agreement No.: PS23-089 8 in each case provided that such receipt occurred on a business day at the location of receipt. A written notice sent by e-mail will be deemed to have been duly given, only if the recipient has confirmed receipt of such e-mail within three business days calculated from the time of sending such e-mail. An automatic e-mail reply shall not be construed as a confirmation hereunder. 10.2 No Third Party Beneficiaries. This Agreement does not confer any benefits on any third party. 10.3 Announcements. Neither Party may make any public statement regarding this Agreement without the other Party’s written approval. 10.4 Entire agreement. This Agreement states all terms agreed between the Parties and supersedes all other agreements between the Parties relating to its subject matter. 10.5 Amendment and Waiver. No amendment of this Agreement will be effective unless it is in writing and signed by both Parties. A waiver of any default is not a waiver of any later default and will not affect the validity of this Agreement. 10.6 Relationship. The Parties are independent contractors. This Agreement does not create any agency, partnership or joint venture between the Parties. 10.7 Assignment. Neither Party may assign any rights or delegate any obligations under these terms without the other Party’s written consent. 10.8 Severability. Unenforceable terms of this Agreement will be modified to reflect the Parties' intention and only to the extent necessary to make them enforceable. The other terms will remain in effect without change. 10.9 Counterparts. The parties may execute this Agreement in counterparts, including electronic copies, which taken together will constitute one instrument. ______________________________ [SIGNATURE PAGE FOLLOWS]

Agreement No.: PS23-089 9 VOLVO CAR CORPORATION AB POLESTAR PERFORMANCE AB By: Maria Hemberg By: Jonas Engström Printed Name: Printed Name: ______ Title: General Counsel Title: Head of Operations Date: 6 September 2023 Date: 7 September 2023 By: Johan Ekdahl By: Johan Malmqvist Printed Name: Printed Name: _____________ Title: CFO Title: CFO Date: 7 September 2023 Date: 13 September 2023 PS23-089 1 SEMI-CONDUCTOR COST SHARING AGREEMENT APPENDIX 1 1. GENERAL This Appendix 1 is a part of the Agreement executed between Volvo Cars and Polestar and sets out Polestar’s Fair Share of the Extra Cost of already performed Extraordinary Activities during [***] as well as the governance related to future Extra Cost. The Fair Share calculation is based on the Parties’ total number of vehicles in which the Common Component is used, containing the Semi-conductors acquired through Extraordinary Activities. The vehicle volume for each Party is calculated based on the latest approved version of the Program Plan (PGM). From [***] the vehicle volume calculation included Volvo Car’s vehicles on [***]and Polestar’s [***]. For future vehicle volume calculations additional vehicles shall be added, if such additional vehicles contain Common Components with Semi-conductors acquired through Extraordinary Activities resulting in an Extra Cost. 2. POLESTAR’S FAIR SHARE OF EXTRA COST [***] During [***] Extraordinary Activities have been carried by Volvo Cars’ procurement team to acquire Semi-conductors for Common Parts. As the Extra Cost for these Extraordinary Activities have been paid by Volvo Cars the Parties have agreed that Polestar shall pay its Fair Share for this period as set out below. [***] 3. OPERATIONAL LEVEL GOVERNANCE AND FINANCIAL FOLLOW UP The governance and co-operation between the Parties in respect of this Agreement shall primarily be administered on an operational level. On an operational governance level, Volvo Cars acknowledges Polestar’s need and right to be informed of the financial consequences of the Extraordinary Activities to acquire Semi-conductors for its vehicles. Therefore, a new forum has been established, the so-called Polestar – Volvo Finance Procurement Meeting, where Extra Cost for Semi-conductors due to Extraordinary Activities will be presented by Volvo Cars to Polestar. In the event the Parties agree to initiate additional Extraordinary Activities to acquire Semi- conductors, or if Extraordinary Activities are initiated for new Common Components, the Extra Cost related hereto shall be included in the information provided in the Polestar – Volvo Finance Procurement Meeting as well.